As of January 31, 2020 BRT Apartments Corp. 60 Cutter Mill Road, Suite 303 Great Neek, NY 11021 Attention: Mr. David Kalish, SVP-Finance Re: BRT Apartments Corp. with VNB New York, LLC. Dear Mr. Kalish: Reference is hereby made to that certain $10,000,000 credit facility (the "Loan") made available by VNB New York, LLC (the "Lender") to BRT Apartments Corp., a Maryland corporation (the "Borrower"), evidenced by a Revolving Credit Note made by Borrower in favor of the Lender, in the original principal amount ofup to $10,000,000 dated April 18, 2019 (the "Note") and subject to the terms of a certain Loan Agreement executed by Borrower and the Lender dated April 18, 2019, as amended, (the "Loan Agreement") together with all other instruments and documents executed in connection therewith, collectively, the "Loan Documents"). Capitalized terms not otherwise defined herein shall have the meaning set forth in the Loan Documents. Specific reference is made to Section 2.10 of the Loan Agreement which pertains to the permitted usage of the proceeds of Revolving Credit Loans by the Borrower. The Lender has agreed to modify Section 2.10, subject to the terms of this letter agreement (this "Second Amendment"), and further subject to the Borrower acknowledging and agreeing to all of the terms and conditions herein. A. Amendment to Sections 2.10. The Borrower and the Lender agree that Section 2.10 of the Loan Agreement is deleted in its entirety and replaced with the following: Section 2.10 Use of Proceeds: The proceeds of the Revolving Credit Loans shall be used for (i) the acquisition of or investment in a Property and/or (ii) working capital (including for dividend payments) and/or (iii) operating expenses. No part of the proceeds of any Revolving Credit Loan may be used for any purpose that directly or indirectly violates or is inconsistent with, the provisions of Regulations T, U or X. Borrower shall not use, and shall take reasonable steps to ensure that none of its Subsidiaries and its or their respective directors, officers, employees and agents shall use, the proceeds of any Revolving Credit Loans (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, or (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country. B. Conditions. The effectiveness of this Second Amendment shall be expressly subject to receipt by the Lender of a fully executed original signatures copy of this Second Amendment. C. Miscellaneous. All terms and conditions of the Loan Documents, except as modified by this Second Amendment are hereby affirmed and ratified. [SIGNATURE PAGE FOLLOWS] As of January 31, 2020 Page 1 of 2

dfg Very truly yours, VNB NEW YORK, LLC By: /s/ Andrew Baran Name: Andrew Baran Title: First Vice President All of the terms and conditions of this Second Amendment are acknowledged and agreed: BORROWER: BRT Apartments Corp. By: /s/ David W. Kalish Name: David W. Kalish Title: SR. VP-Finance As of January 31, 2020 Page 2 of 2